                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFESKIN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                  ----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------

     (3)  Filing Party:
                        --------------------------------------------------------

     (4)  Date Filed:
                      ----------------------------------------------------------

                              SAFESKIN CORPORATION
                             12671 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 1998
                             ---------------------

     The annual meeting of shareholders of Safeskin Corporation, a Florida corporation (the "Company"), will be held at the Company's corporate headquarters at 12671 High Bluff Drive, San Diego, California 92130 on Wednesday, May 6, 1998, beginning at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

          1. to elect six directors, each to serve until the next shareholders' meeting at which directors are elected and until the director's successor is duly elected and qualified;

          2. to consider and act upon a proposal to grant 1,200,000 performance stock options to the Company's Chief Executive Officer; and

          3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. A list of shareholders entitled to notice of the meeting shall be available for inspection by any shareholder, during regular business hours, for a period of ten days prior to the annual meeting at the principal office of the Company, 12671 High Bluff Drive, San Diego, California 92130 and at the annual meeting.

     The Board of Directors of the Company urges you to sign, date and mail the accompanying proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the meeting. You are urged, however, to attend the meeting. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy or by attending the meeting and voting in person.

                                          By Order of the Board of Directors,

                                          Seth S. Goldman
                                          Secretary

San Diego, California
April 6, 1998

                              SAFESKIN CORPORATION
                             12671 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Safeskin Corporation, a Florida corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's corporate headquarters at 12671 High Bluff Drive, San Diego, California, on Wednesday, May 6, 1998, beginning at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned. This Proxy Statement and the accompanying proxy were first sent to the Company's shareholders on or about April 6, 1998.

     You are requested to complete, date and sign the accompanying proxy, and return it to the Company in the enclosed postage prepaid envelope. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy or by attending the meeting and voting in person. Proxies duly executed and received in time for the meeting will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies will be voted as follows:

          1. FOR the election as directors of the six nominees named herein, each to serve until the next shareholders' meeting at which directors are elected and until the director's successor is duly elected and qualifies;

          2. FOR the adoption of a proposal to grant 1,200,000 performance stock options to the Company's Chief Executive Officer; and

          3. In the discretion of the proxyholders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1998 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 53,710,384 outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as adjusted to reflect the 100% stock dividend paid by the Company on April 1, 1998. Holders of the Common Stock are entitled to one vote per share held as of the record date. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting constitutes a quorum. All holders of issued and outstanding shares of Common Stock are entitled to vote on Proposal 1 and 2. The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the directors. With regard to Proposal 1, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. The affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock is required for approval of Proposal 2 and any other matters to be voted upon at the meeting or any adjournment thereof. Any abstentions will have the same effect as votes against Proposal 2. Broker non-votes, for either Proposal 1 or Proposal 2, will have no effect on the approval of either proposal.

     Unless otherwise indicated, all share data included in this Proxy Statement have been adjusted to reflect the 100% stock dividends paid by the Company on April 1, 1998 and January 2, 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six persons are nominated for election by the holders of the Common Stock as directors to serve until the next annual meeting of shareholders and until his respective successor is duly elected and qualified. Although the Board of Directors anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, the proxy will be voted for a substitute nominee chosen by the Board of Directors, or the number of directors to be elected may be reduced in accordance with the Company's Bylaws.

     All of the nominees for director named below are currently serving as directors of the Company for terms expiring at the annual meeting. The following table sets forth certain information as to the persons nominated for election as directors of the Company at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IDENTIFIED BELOW.

                  NOMINEES TO BE VOTED ON BY THE SHAREHOLDERS

NAME                                            AGE              POSITION              DIRECTOR SINCE
----                                            ---              --------              --------------
Irving Jaffe..................................  79    Chairman Emeritus and Director        1988
Richard Jaffe(1)..............................  45    Chairman of the Board,                1988
                                                      President, Chief Executive
                                                      Officer and Director
Neil K. Braverman(1)..........................  59    Director                              1985
Cam L. Garner(2)(3)...........................  49    Director                              1996
Howard L. Shecter(1)(2).......................  54    Director                              1993
Joseph Stemler(2)(3)..........................  67    Director                              1995

---------------

(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

     Mr. Irving Jaffe became Chairman Emeritus of the Company in May 1996 and has served as a director of the Company since April 1988. He served as the Chairman of the Board between August 1988 and May 1996 and as Chief Executive Officer of the Company from August 1988 through March 1993. Since 1986, he has been the Senior Managing Partner of the Jaffe Family Partnership, a family investments partnership. From 1977 through 1985, Mr. Jaffe was the Chairman of the Board and Chief Executive Officer of Nutri Foods International, Inc., a manufacturer of frozen desserts ("Nutri Foods"). In 1985, Nutri Foods was sold to The Coca-Cola Company. Mr. Jaffe attended New York University. Mr. Jaffe is the father of Richard Jaffe.

     Mr. Richard Jaffe became the Chairman of the Board, President and Chief Executive Officer of the Company in May 1996 and has served as a director of the Company since April 1988. Between March 1993 and May 1996, he was the Vice Chairman of the Board and Co-Chief Executive Officer of the Company. Mr. Jaffe served as the President of Safeskin Corporation (Malaysia) Sdn. Bhd. and Chief Operating Officer of the Company between April 1988 and March 1993. In 1977, Mr. Jaffe founded Nutri Foods. He served as President of Nutri Foods until December 1987. Mr. Jaffe served on the executive operating committee of the Foods Division of The Coca-Cola Company from 1985 through 1987. Mr. Jaffe has been a Managing General Partner of the Jaffe Family Partnership since 1985. Mr. Jaffe is currently a director of DAOU Systems, Inc., a provider of information technology services for the healthcare industry. Mr. Jaffe holds a B.S. degree in industrial and labor relations from Cornell University. Mr. Jaffe is the son of Irving Jaffe.

     Mr. Braverman has served as a director since he founded the Company in 1985. In January 1997, Mr. Braverman entered into a consulting agreement with the Company. Between May 1996 and December 1996, he served as the Co-Chairman of the Company and between May 1993 and May 1996 as Co-Chief Executive Officer of the Company. From 1985 through May 1996 Mr. Braverman served as President of the Company. At various times during the period from 1972 through 1985, Mr. Braverman was President of Reserve Energy Corporation, an oil drilling company, and was President of Paramount Oil Co., a manufacturer of lubricating oils. From 1964 to 1972, he was President and Chief Executive Officer of Flair, Inc., a consumer products manufacturer in Hong Kong. In 1968, Flair, Inc. was sold to U.S. Industries. Mr. Braverman holds a B.S. degree in industrial management and engineering from the Georgia Institute of Technology.

     Mr. Garner became a director of the Company in June 1996. He has served as the Chairman of Dura Pharmaceuticals, Inc. ("Dura"), a publicly held pharmaceutical company, since December 1995 and as the President and Chief Executive Officer since May 1990. Between October 1989 and May 1990, he served as the Executive Vice President of Dura. From November 1987 to June 1989, he served as the President of Syntro Corp., a biotechnology company. From October 1983 to October 1987, Mr. Garner was the Senior Vice President of Sales and Marketing at Hybritech, Inc., a pharmaceutical company. Mr. Garner is currently a director of Dura, Trega Biosciences, CardioDynamics International, Nanogen Corporation and Spiros Development Corporation. He holds a B.A. degree in biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College.

     Mr. Shecter became a director of the Company in June 1993. He has been a partner since 1973 in the law firm of Morgan, Lewis & Bockius LLP. Mr. Shecter served as the managing partner of Morgan, Lewis & Bockius LLP from 1979 to 1983 and was the Chairman of the Executive Committee of that firm in 1985. Mr. Shecter holds an A.B. degree in government from Harvard College and a J.D. degree from the University of Pennsylvania Law School.

     Mr. Stemler became a director of the Company in June 1995. He has served as Chairman of the Board, President and Chief Executive Officer of Maret Corporation, a biopharmaceutical company since February 1998. From January 1996 through February 1997, Mr. Stemler served as President, Chairman and Chief Executive Officer of Scholle Corporation, an aseptic packaging company. Since July 1995 Mr. Stemler has served as Chairman of the Board of La Jolla Pharmaceutical Company ("La Jolla"). Previously, Mr. Stemler served as President, Chief Executive Officer and Chairman of the Board of Directors of La Jolla from its formation in 1989 to 1995. From 1985 to 1989, Mr. Stemler served as President and Chairman of Quidel Corporation (the predecessor of La Jolla). From 1978 and 1985, he served as President of Bentley Laboratories and then as President of American Hospital Supply Corporation's Bentley subsidiary. Mr. Stemler also serves as a director of Sunrise Medical Inc., a publicly held manufacturer and provider of medical products used in the rehabilitation and recovery phases of patient care and Scholle Corporation. He holds a B.S. degree in engineering from Illinois Institute of Technology and holds advanced degrees in engineering and business administration.

COMPENSATION OF DIRECTORS

     In December 1997, the Board of Directors revised the Amended and Restated Equity Compensation Plan (the "Plan") to compensate outside directors with 16,000 non-qualified stock options for services rendered as a director during 1998 and 10,000 non-qualified stock options for services rendered as a director in subsequent years (each a "Formula Grant"). Outside directors who were in office on December 11, 1997, specifically Messrs. Cam Garner, Irving Jaffe, Howard Shecter and Joseph Stemler, received the Formula Grant at the exercise price of $25.4375, the fair market value of the Common Stock on the date of the grant, in lieu of cash compensation for 1998. Formula Grant options shall have a per share exercise price equal to the fair market value of the Common Stock on the date of grant (or on the most recently preceding business day). Of the 16,000 options granted on December 11, 1997 to each outside director, 6,000 options vested and became exercisable on the date of grant and 5,000 options will vest and become exercisable on each of the first and second anniversaries of the date of grant. All subsequent Formula Grant options will vest in accordance with the following schedule: 4,000 options will vest and become exercisable on the date of grant and 3,000 options will vest and become exercisable on each of the first and second anniversaries of the date of grant. Formula Grant options expire on the tenth anniversary of the date of grant or 60 days after the individual ceases to serve as a director or employee of the Company; provided, however, that in the event of an outside director's death or disability, any stock option may thereafter be exercised, to the extent then exercisable, for a period of one year from the date of such death or disability or until the stated expiration of the Formula Grant, whichever period is shorter.

     Prior to December 1997, each outside director, upon election to the Board was entitled to receive options to purchase 80,000 shares of Common Stock, as adjusted for the 100% stock dividends distributed on January 2, 1997 and April 1, 1998, at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options were granted to each of the following directors upon their election: in 1993, to Howard Shecter, in 1995, to Joseph Stemler and in 1996, to Cam Garner. In December 1997, the Board amended the Plan to provide that any new outside directors elected to the Board would receive options to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted to outside directors upon their election become exercisable at the rate of 20% on each anniversary of the date of grant and expire on the tenth anniversary of the date of grant or 60 days after such individual ceases to serve as a director or employee of the Company. The employee directors do not receive additional compensation for their services as director.

     On February 27, 1997 all non-employee directors, including Neil K. Braverman and Irving Jaffe, received options to purchase 30,000 shares of Common Stock at an exercise price of $9.00, the fair market value of the Common Stock on the date of the grant. Of these options, 20,000 became exercisable when the market price of the Company's Common Stock reached $27.50 for 30 consecutive days prior to December 31, 1998 and 10,000 options became exercisable when the market price of the Company's Common Stock reached $30.00 for 30 consecutive days prior to December 31, 1999; all of these options are currently exercisable.

     Beginning in 1993, the Company began paying Irving Jaffe for his services as Chairman of the Board and for consulting services provided to the Company in the areas of marketing and public relations. Irving Jaffe is currently paid at a rate of $100,000 per annum for his consulting services. As of January 1, 1997, Mr. Braverman resigned as an executive officer of the Company and entered into a consulting agreement with the Company. During 1997, Mr. Braverman was paid at a rate of $300,000 per annum and received a bonus of $150,000. In addition, on December 11, 1997, Mr. Braverman received, in connection with his service as a consultant, 50,000 options at the exercise price of $25.4375, the fair market value of the Common Stock on the date of the grant. These options become exercisable at the rate of 20% on each anniversary of the date of grant and expire on the tenth anniversary of the date of grant or 60 days after Mr. Braverman ceases to serve as a director, consultant or employee of the Company. During 1998, Mr. Braverman will continue to be paid as a consultant at a rate of $300,000 per annum and be eligible to receive a bonus of $150,000 based on achieving certain objectives. Mr. Braverman does not receive either cash compensation or the Formula Grant for his services as director.

COMMITTEES AND MEETINGS

     During the year ended December 31, 1997, the Board of Directors held four regular meetings and one special meeting. All of the directors attended at least 75 percent of the number of meetings of the Board of Directors and of the committees thereof held during their respective terms.

     The Executive Committee consisted of Neil K. Braverman, Richard Jaffe and Howard L. Shecter during 1997. The Executive Committee held two meetings during the year ended December 31, 1997. The Executive Committee has all the authority held by the full Board of Directors, except with respect to certain matters reserved to the Board of Directors by law.

     The Compensation Committee consisted of Cam Garner and Joseph Stemler during 1997. The Compensation Committee held seven meetings during the year ended December 31, 1997. The primary function of the Compensation Committee is to review and approve the Company's compensation policies and practices, to propose compensation levels for executive officers and other key employees and to administer the Plan.

     The Audit Committee consisted of Cam Garner, Joseph Stemler and Howard L. Shecter during 1997. The Audit Committee held three meetings during the year ended December 31, 1997. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and to address the scope and results of the audit and other services performed by the Company's independent accountants.

     The Board of Directors does not have a separate nominating committee and therefore performs the functions of a nominating committee.

                             EXECUTIVE COMPENSATION

TOTAL ANNUAL COMPENSATION

     The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries, during the fiscal years ending December 31, 1997, December 31, 1996 and December 31, 1995, to its Chief Executive Officer and its other four most highly compensated executive officers who served in such capacities on December 31, 1997 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                     ANNUAL COMPENSATION                 -----------------------------
                       -----------------------------------------------                      SECURITIES
NAME AND PRINCIPAL                                        OTHER ANNUAL   RESTRICTED STOCK   UNDERLYING        OTHER
POSITION               YEAR   SALARY ($)   BONUS(2) ($)   COMPENSATION     AWARD(S) ($)     OPTIONS(3)   COMPENSATION(4)
------------------     ----   ----------   ------------   ------------   ----------------   ----------   ---------------
Richard Jaffe,         1997    $450,000      $450,000              *               --         600,000        $17,229
  Chairman of the      1996     450,000       360,000              *               --       1,100,000          3,167
  Board, President     1995     400,000            --              *               --              --          3,080
  and Chief Executive
  Officer

David Morash,          1997    $214,240      $140,000              *               --              --        $ 9,926
  Executive Vice       1996     206,000       120,000              *               --         120,000          3,167
  President and        1995     200,500        68,000              *               --              --          3,080
  Chief Financial
  Officer

Lee Chee Ming,         1997    $162,391      $140,791              *               --              --             --
  Executive Vice       1996     157,673        59,583              *               --         120,000             --
  President and        1995     136,814        42,987              *               --              --             --
  Managing Director,
  Southeast Asian
  Operations(1)

Jeffrey A. Martin,     1997    $164,800      $113,750              *               --              --        $ 6,917
  Vice President,      1996     157,500       102,375              *               --          80,000          3,167
    Sales              1995     150,500        50,000              *               --              --          3,080

John G. Brewer,        1997    $150,000      $105,000              *               --          20,000        $ 3,542
  Vice President,      1996      85,462        87,500              *               --         100,000             --
  Logistics and        1995          --            --             --               --              --             --
  Information
  Technology

---------------

* Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer and, therefore is not required to be disclosed pursuant to Securities and Exchange Commission rules.

(1) All amounts paid to Mr. Lee are paid in Malaysian ringgits and converted to dollars at the exchange rate for 1997 (US $1.00 = M $2.8250), 1996 (US $1.00 = M $2.5175) and 1995 (US $1.00 = M $2.5108).
(2) Includes amounts accrued during year presented but paid in the subsequent year.
(3) All share data have been adjusted to reflect the 100% stock dividends paid by the Company on January 2, 1997 and on April 1, 1998.
(4) Amounts shown include the Company's matching contribution to the Company's 401(k) plan and deferred compensation plan.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to and exercised by the Named Officers during the year ended December 31, 1997.

                                 OPTION GRANTS

                                                                               POTENTIAL REALIZED VALUE AT
                     NUMBER OF      % OF TOTAL                                    ASSUMED ANNUAL RATES
                    SECURITIES       OPTIONS      EXERCISE                     OF STOCK PRICE APPRECIATION
                    UNDERLYING      GRANTED TO    PRICE PER                          FOR OPTION TERM
                      OPTIONS      EMPLOYEES IN     SHARE       EXPIRATION     ---------------------------
NAME               GRANTED(#)(1)   FISCAL-YEAR     ($/SH)          DATE           5%($)          10%($)
----               -------------   ------------   ---------   --------------   ------------   ------------
Richard Jaffe         400,000(2)      19.16%       $  9.00    Feb. 26, 2007     $2,264,021     $5,737,473
                      200,000(3)       9.58%         21.75    Sept. 23, 2007     2,735,692      6,932,780
David Morash               --            --             --          --                  --             --
Lee Chee Ming              --            --             --          --                  --             --
Jeffrey A. Martin          --            --             --          --                  --             --
John G. Brewer         20,000(4)       0.96%       $ 12.00    Jan. 16, 2007     $  150,935     $  382,498

---------------

(1) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on April 1, 1998.
(2) Fifty percent of these options became exercisable when the average daily closing price of the Common Stock on the Nasdaq National Market was equal to or greater than $13.75 during a 30 consecutive trading day period prior to December 31, 1998. Fifty percent of these options became exercisable when the average daily closing price of the Common Stock on the Nasdaq National Market during any 30 consecutive trading day period prior to December 31, 1999 was equal to or greater than $15.00.
(3) Fifty percent of these options became exercisable when the average daily closing price of the Common Stock on the Nasdaq National Market was equal to or greater than $25.00 during a 30 consecutive trading day period prior to March 31, 1999. Fifty percent of these options became exercisable when the average daily closing price of the Common Stock on the Nasdaq National Market was equal to or greater than $30.00 during a 30 consecutive trading day period prior to December 31, 1999.
(4) These options vest over a five year period at a rate of 20% each year, beginning on the first anniversary of the date of the grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                     OPTIONS AT YEAR-END(1)            AT YEAR-END(1)
                           ACQUIRED ON     VALUE                  (#)                           ($)
                            EXERCISE      REALIZED    ---------------------------   ---------------------------
NAME                           (#)          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------   -----------   -------------   -----------   -------------
Richard Jaffe............    159,000     $2,321,063    1,961,000       560,000      $41,677,875    $11,816,250
David L. Morash..........         --             --      124,000       196,000        3,005,750      4,729,250
Lee Chee Ming(2).........    176,708      4,078,230      120,000       216,000        2,920,500      5,230,500
Jeffrey A. Martin........     80,000        888,188       52,000       188,000        1,264,750      4,532,750
John G. Brewer...........         --             --       20,000       100,000      $   386,250    $ 1,872,500

---------------

(1) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on April 1, 1998.
(2) Calculated based on the difference between the fair market value of the Common Stock of $28.375 per share on December 31, 1997 and the exercise price of such options.
(3) Includes options granted to Mr. Lee in 1990 (outside the Equity Compensation
    Plan). These options became exercisable at the rate of 176,708 on April 15 of each of 1993 through 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee (the "Committee") consisted of Cam Garner and Joseph Stemler during 1997. Neither of the committee members has ever been an officer or employee of the Company or its subsidiaries.

COMPENSATION COMMITTEE REPORT

     The Committee has the authority to determine the compensation of the Company's executive officers and to administer the Plan. The Committee currently consists of two outside directors who are not officers or employees of the Company. The Committee currently meets the requirements of outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Since the Company's initial public offering of Common Stock in November 1993, the Committee has focused on the formulation of compensation policies that reflect the Company's status as a public company. Prior to June 1996, compensation for the Company's Chief Executive Officer, Richard Jaffe, and former Co-Chief Executive Officer, Neil Braverman, was subject to the terms of employment agreements approved by the Board of Directors in June 1993. Subsequent to June 1996, the Company sought to compensate its Chief Executive Officer in a competitive manner that utilizes salary, cash bonuses and non-cash compensation to closely align the interests of the Chief Executive Officer with those of the shareholders. The cash bonus awarded the Chief Executive Officer in 1998 for 1997 performance was based in part on the individual's performance and in part on the Company's performance. In 1997, the Committee made two stock option grants and proposed one additional stock option grant, subject to shareholder approval, to the Chief Executive Officer, the value of each of which was tied to future increases in the price of the Company's Common Stock. The two options granted during 1997 vest once the market price of the Company's Common Stock maintains a minimum market price for 30 days within specified time periods or, if not sooner vested, 8 years after the date of the grant. Once vested, these options become immediately exercisable. The terms of the additional proposed stock options are discussed in Proposal 2 of this Proxy Statement.

     The Committee believes that the Company's compensation plans should be administered in a manner that will enable the Company to:

          (1) recruit, develop and retain the highest quality executives, by paying executives base compensations competitive with those of its peers;

          (2) maximize financial performance, balancing appropriately the short and long term goals of the Company; and

          (3) align the interests of Company executives with those of its shareholders through the use of stock options to link a significant portion of compensation to increases in shareholder value.

     To achieve its policy goals, the Committee has utilized salary, cash bonuses and non-cash compensation, including grants of stock and stock options. The Committee has focused on the establishment of competitive salary levels for each of its executive officers. The Committee has utilized publicly available information in determining competitive salary levels, both for new and existing executives.

     The Company has retained a leading independent compensation consulting firm to assist the Committee in defining appropriate policies with respect to base and incentive compensation for the Company's executive officers and other key employees. In developing such policies, the Committee considered information and data concerning compensation paid by corporations that compete with the Company for executive talent, including corporations engaged in high growth (including technology-based) industries and manufacturing concerns, and not necessarily the Company's peers that are used to compare shareholder returns.

     Cash bonuses have been used to encourage and reward short term performance. All executives officers were awarded cash bonuses in 1998 based on 1997 performance. The Committee has established a maximum bonus target for each executive and determined the actual bonus amount to be paid to each executive based upon the individual's performance as measured against the individual's goals and responsibilities. Factors such as achievement of sales targets in the case of sales and marketing personnel, product availability and quality in the case of manufacturing personnel and other, largely subjective, criteria in the case of financial and administrative personnel were taken into consideration in this process. In addition, the Committee has established an over-achievement bonus percentage for each executive which is paid if the Company achieves a previously established earnings per share target.

     Stock options have been utilized by the Committee to encourage and reward both long term and short term compensation goals. The Committee believes that stock options provide a particularly effective incentive for the enhancement of shareholder value since the full benefit of stock option grants will not be realized unless there has been appreciation in per share values over an extended period of time. With the exception of certain options granted to the Chief Executive Officer, all of the Company's option grants to employees vest in installments over a period of years, generally five years, thus creating an additional incentive for the individual to remain in the employ of the Company. In addition, certain stock options have been structured to be utilized as an incentive for short- and medium-term performance. The Committee authorized the grant of stock options to selected key employees, based upon the employee's performance in 1997. The options would vest in installments of 20% per year over the ensuing five years.

                             Compensation Committee

                                 Cam L. Garner
                                 Joseph Stemler

PERFORMANCE GRAPH

     The Company's Common Stock began trading on the Nasdaq National Market on November 17, 1993 when its initial public offering commenced. The following graph shows the total return to shareholders of an investment in the Company's Common Stock as compared to (a) an investment in a peer group (see "Peer Index") made up of (i) Ballard Medical Products, Inc., (ii) ICU Medical, Inc., (iii) Maxxim Medical, Inc., (iv) Arrow International, Inc. and (v) Vital Signs, Inc. and (b) an investment in the Nasdaq Composite Index (the "Nasdaq Index"). The time frame for the Peer Index corresponds directly to the period during which the Company's Common Stock has been traded (i.e., for the period November 17, 1993 through December 31, 1997). The four companies in the Peer Index have been selected because they represent comparable companies in the medical products manufacturing business. The time frame for the Nasdaq Index, which is compiled on a monthly basis, begins with the period immediately preceding the Company's initial public offering (i.e., October 31, 1993) and continues through December 31, 1997.

     Total shareholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period, by (ii) the share price at the end of the period.

        Measurement Period                    SAFESKIN          PEER GROUP           NASDAQ
      (Fiscal Year Covered)                  CORPORATION           INDEX          MARKET INDEX
           11/17/93                             100.00             100.00             100.00
           12/31/93                             123.08              97.32             102.79
           12/31/94                             109.62             104.73             100.48
           12/31/95                             130.77             146.03             142.10
           12/31/96                             375.00             122.19             174.78
           12/31/97                             873.08             148.36             214.47

---------------

* Reflects performance related to $100 invested on November 17, 1993 in each of the Company's Common Stock and the Peer Index and $100 invested on October 31, 1993 in the Nasdaq Index, in each case including reinvestment of dividends, through fiscal year ending December 31, 1997. All share data have been adjusted to reflect the 100% stock dividends paid by the Company on April 1, 1998 and January 2, 1997.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of March 2, 1998, with respect to the beneficial ownership of shares of the Common Stock by (i) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each Named Officer and (iv) all directors and executive officers of the Company as a group. On March 2, 1998, there were 53,472,904 shares of Common Stock outstanding. Unless indicated, each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                                                                NUMBER OF SHARES      PERCENT
NAME                                                           BENEFICIALLY OWNED     OF CLASS
----                                                          ---------------------   --------
Richard Jaffe...............................................        4,443,600(1)(4)     8.01%
Neil K. Braverman...........................................        4,594,240(2)(4)     8.44%
Irving Jaffe................................................        2,542,628(3)(4)     4.75%
John G. Brewer..............................................               --              *
Lee Chee Ming...............................................          250,124(4)           *
Jeffrey A. Martin...........................................           56,000(4)           *
David L. Morash.............................................          124,000(4)           *
Cam Garner..................................................           56,000(4)           *
Howard L. Shecter...........................................          102,000(4)           *
Joseph Stemler..............................................           68,000(4)           *
All directors and executive.................................       12,359,392(4)       41.69%
  officers as a group
  (21 persons)
Nicholas-Applegate Capital Management.......................        4,168,106(5)        7.79%
  600 West Broadway, 29th Floor
  San Diego, CA 92101

---------------

* Does not exceed one percent.

  The address of each 5% shareholder, other than those otherwise specified, is c/o Safeskin Corporation, 12671 High Bluff Drive, San Diego, California 92130.

(1) Includes 1,654,560 shares held by Richard B. Jaffe and Ann Jaffe, as trustees for the Jaffe Family Trust U/A/D 10/04/90.
(2) Includes (i) 2,049,200 shares held, directly or indirectly, by the Braverman Family Partnership, Ltd., of which Neil Braverman is a limited partner and whose general partner is a corporation owned by Neil Braverman, (ii) 412,688 shares beneficially owned by Jeanne D. Braverman, the reporting person's spouse and (iii) 1,146,352 shares held by trusts for which Ms. Braverman serves as trustee.
(3) Includes 506,628 shares held by I&E Nevada Limited Partners, of which Irving Jaffe has a 67.4% limited partnership interest, Eleanor Jaffe has a 31.6% limited partnership interest and a company controlled by Irving Jaffe has a 1% general partnership interest.
(4) Includes shares beneficially owned under currently exercisable options as follows: Richard Jaffe -- 2,001,000; Neil K. Braverman -- 986,000; Irving Jaffe -- 36,000; Lee Chee Ming -- 120,000; Jeffrey A. Martin -- 56,000; David Morash -- 124,000; Cam Garner -- 52,000; Howard L. Shecter -- 94,000; Joseph Stemler -- 68,000; and all directors and executive officers as a group -- 3,659,000.
(5) As reported on the Form 13-G filed by reporting person on February 13, 1998.

                                   PROPOSAL 2

            APPROVAL OF CHIEF EXECUTIVE OFFICER PERFORMANCE OPTIONS

     Overview of Chief Executive Officer Performance Options. On December 11, 1997, the Compensation Committee (the "Committee") approved a grant, subject to shareholder approval, of 1,200,000 performance stock options (as adjusted to reflect the 100% stock dividend paid by the Company on April 1, 1998) to the Company's Chief Executive Officer (the "Chief Executive Officer Performance Options" or "CEOPO"). Unlike options granted under the Company's existing Amended and Restated Equity Compensation Plan (the "Plan"), a significant portion of the CEOPO requires the Company's Common Stock price to increase significantly to a specified threshold level, within a given time frame, before the Chief Executive Officer will have the right to exercise the options. Furthermore, the Chief Executive Officer will not realize a significant gain from exercising the performance stock options until the Company's stock price increases well above that threshold level. The exercise prices of the CEOPO are set to ensure that the Chief Executive Officer will receive only minimal gain from the CEOPO for average Company stock price growth, but the CEOPO provide significantly greater rewards to the Chief Executive Officer for achieving well above average stock price growth, thereby keeping the Chief Executive Officer focused on increasing shareholder value.

     If approved by the shareholders, the CEOPO grant will become effective on May 6, 1998 (the "Effective Date"). A detailed description of the CEOPO grant follows.

     Value of CEOPO. The CEOPO allow the Chief Executive Officer to purchase 1,200,000 shares of the Company's Common Stock. The Committee intends that the CEOPO will have a grant value calculated to provide the Chief Executive Officer with three years' worth of competitive long-term compensation. The Chief Executive Officer will not receive subsequent grants of restricted stock or stock options under the Plan or otherwise during the three-year period after the Effective Date, without shareholder approval.

     Exercise Prices. To determine the exercise prices of the CEOPO, the Committee hired an independent consultant who reviewed the "reasonableness" of the exercise prices against similar plans adopted by other companies. With respect to one-third of the CEOPO, or 400,000 options, the exercise price will be $32.50 per share; with respect to another one-third of the CEOPO, or 400,000 options, the exercise price will be $40.00 per share; and with respect to the final one-third of the CEOPO, or 400,000 options, the exercise price will be $50.00 per share. If on the Effective Date, the closing price of a share of the Company's Common Stock exceeds the exercise price of any premium price option, the option will instead be granted at that closing price. On December 11, 1997, the date the grant was approved by the Committee, the closing price of the Common Stock was $25.4375 per share as reported by the Nasdaq National Market. On March 30, 1998, the closing price of the Common Stock was $36.8125 per share as reported by the Nasdaq National Market.

     Vesting and Exercisability. The CEOPO will only vest if the Common Stock price reaches the exercise price within a specified period (the "Performance Period"). For options with an exercise price of $32.50, the Performance Period will end on December 31, 1999; for options with an exercise price of $40.00, the Performance Period will end December 31, 2000; and for options with an exercise price of $50.00, the Performance Period will end on December 31, 2001. Performance stock options which fail to vest within the applicable Performance Period immediately expire. Once vested, the CEOPO become immediately exercisable and may be exercised for a period of ten years from the Effective Date.

     Expiration Date. The CEOPO expire ten years after the Effective Date, unless the Chief Executive Officer's employment terminates in certain situations described below. In addition, the CEOPO expire if the Common Stock price fails to reach the exercise price for the option within the relevant Performance Period.

     Eligibility. The only person who will receive stock options under this CEOPO grant will be the Chief Executive Officer, Richard Jaffe.

     Termination. If the Chief Executive Officer ceases to be employed by the Company, the CEOPO shall expire, based upon the reason for such termination, in accordance with the following schedule:

          (a) Termination by Reason of Death. Unless otherwise determined by the Committee, if the Chief Executive Officer's employment by the Company terminates by reason of death, the CEOPO may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after the Effective Date of the grant, by the legal representative of the estate or by the legatee of the Chief Executive Officer under the will of the Chief Executive Officer, for a period of one year from the date of such death or until the expiration of the stated term of the CEOPO, whichever period is shorter;

          (b) Termination by Reason of Disability. Unless otherwise determined by the Committee, if the Chief Executive Officer's employment by the Company terminates by reason of disability, the CEOPO may thereafter be exercised by the Chief Executive Officer, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after the Effective Date, for a period of one year from the date of such termination of employment or until the expiration of the stated term of the CEOPO, whichever period is shorter; provided, however, that, if the Chief Executive Officer dies within such one-year period, any unexercised portion of the CEOPO held by the Chief Executive Officer shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of the CEOPO, whichever period is shorter;

          (c) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if the Chief Executive Officer's employment by the Company terminates by reason of normal or early retirement, any portion of the CEOPO held by the Chief Executive Officer may thereafter be exercised by the Chief Executive Officer, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after the Effective Date, for a period of 90 days from the date of such retirement or the expiration of the stated term of the CEOPO, whichever period is shorter; provided, however, that, if the Chief Executive Officer dies within such 90 day period, any unexercised portion of the CEOPO held by the Chief Executive Officer shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one-year from the date of such death or until the expiration of the stated term of the CEOPO, whichever period is shorter;

          (d) Involuntary Termination Without Cause. Unless otherwise determined by the Committee, if the Chief Executive Officer's employment by the Company is involuntarily terminated without cause, any portion of the CEOPO held by the Chief Executive Officer may thereafter be exercised by the Chief Executive Officer, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after the Effective Date, for a period of 90 days from the date of such termination or the expiration of the stated term of the CEOPO, whichever period is shorter; provided, however, that, if the Chief Executive Officer dies within such 90 day period, any unexercised portion of the CEOPO held by the Chief Executive Officer shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one-year from the date of such death or until the expiration of the stated term of the CEOPO, whichever period is shorter; or

          (e) Other Termination. Unless otherwise determined by the Committee, if the Chief Executive Officer's employment by the Company terminates for any reason other than death, disability, normal or early retirement or involuntary termination without cause, the CEOPO shall thereupon expire.

     Transferability of Options. The CEOPO will not be transferable, except in the following situations (i) by will or the laws of decent or distribution or
(ii) to family members, a trust established for the benefit of such family members or other persons or entities, according to such terms as the Committee may determine; provided, however, that the Chief Executive Officer may not receive consideration for the transfer of such option and the transferred option must continue to be subject to the same terms and conditions as were applicable to the CEOPO immediately before the transfer.

     Adjustment Provisions. If there is any change in the Common Stock as a result of a stock dividend, recapitalization, stock split, or combination or exchange of the Common Stock, or a merger, reorganization or consolidation of the Company or any other change in the capital structure made without the receipt of consideration, then unless such event results in the termination of the CEOPO, the number and class of shares available for an issuance pursuant to the CEOPO and the price per share of such CEOPO will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

     Change in Control of the Company. In the event of a Change in Control (as defined herein), the CEOPO would become fully vested and immediately exercisable (with no change in the exercise price) without regard to whether the Common Stock price has reached the option exercise price by the applicable cutoff date. The value of the outstanding CEOPO may be cashed out by the Company on the basis of the highest price paid for Common Stock during the 60 days preceding the Change in Control. The Committee may take similar actions in the case of a potential Change in Control. For purposes of the CEOPO, "Change in Control" means the occurrence of any of the following: (i) the acquisition by a third party of 30% or more of the outstanding shares of the Company's Common Stock;
(ii) when, during any consecutive two year period prior to the expiration of the CEOPO, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason, other than death, to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period;
(iii) any transactions or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act; or (iv) a transaction requiring shareholder approval for the acquisition of the Company or substantially all of its assets by an entity other than the Company through purchase, by merger, or otherwise.

     Payment of Exercise Price. The Chief Executive Officer must pay the full exercise price for the CEOPO. The Chief Executive Officer may arrange for a broker to sell a portion of the shares covered by the CEOPO and have the sale proceeds applied to the exercise price. In addition, the Chief Executive Officer may use already-owned shares of the Company as payment of the exercise price.

     Tax Deductibility. The Company believes that compensation received by the Chief Executive Officer in the exercise of the CEOPO will be considered performance-based compensation and will not be subject to the $1,000,000 limit on the tax deductibility of compensation under Section 162(m) of the Internal Revenue Code.

     Federal Income Tax Consequences Under the CEOPO. On the Effective Date of the CEOPO, the Chief Executive Officer recognizes no taxable income and the Company can claim no tax deduction. When the Chief Executive Officer exercises the CEOPO, or a portion thereof, the Chief Executive Officer recognizes ordinary income to the extent of the difference between the exercise price and the fair market value of the Company's Common Stock on the date of exercise. The Company can claim a deduction for the same amount at such time. Any appreciation or depreciation in the stock between exercise of an option and sale of the stock is short-term, mid-term or long-term capital gain or loss depending on the length of time the stock is held. The Company cannot deduct any appreciation in the stock after exercise.

     Payments Upon a Change in Control. In the event of a Change in Control, the CEOPO will become immediately exercisable. In any such event, a portion of the value of the options at such time may be treated as "parachute payments" under tax regulations contained in the Internal Revenue Code. These amounts will be treated as parachute payments if the amounts, when combined with the value of all other amounts that are paid or accelerated as a result of the Change in Control, equal or exceed a threshold amount equal to 300% of the Chief Executive Officer's average annual compensation over the preceding five years. In such case, the excess of the parachute payments over the Chief Executive Officer's average annual compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The amount subject to the excise tax may be reduced, however, if, and to the extent that, the Chief Executive Officer establishes that payments include compensation for personal services rendered after the date of the Change in Control. To the extent payments are subject to the excise tax, the Company will not be entitled to a deduction.

     Administration of CEOPO.  The CEOPO shall be administered by the Committee.

     Amendments. The CEOPO grant may be amended by the Committee at any time; provided, however, that any such amendments will be subject to shareholder approval if shareholder approval is required under Section 162(m) of the Code.

     Copy of Official Chief Executive Officer Performance Options Document. A copy of the full text of the official CEOPO grant document may be requested from the Company's Corporate Secretary at the following address: Safeskin Corporation, 12671 High Bluff Drive, San Diego, California 92130.

                               NEW PLAN BENEFITS
                  CHIEF EXECUTIVE OFFICER PERFORMANCE OPTIONS

                                                              NUMBER OF
NAME AND POSITION                                              OPTIONS
-----------------                                             ---------
Richard Jaffe...............................................  1,200,000
  Chairman of the Board, President
     and Chief Executive Officer

All current executive officers as a group (12 persons)......  1,200,000

All current directors who are not executive officers as a
  group (5 persons).........................................         --

All eligible employees (1 person)...........................  1,200,000

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            OTHER EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 2, 1998, with respect to the executive officers of the Company who are not also directors of the Company or nominees for election as directors.

NAME                                  AGE                           POSITION
----                                  ---                           --------
Terrance J. Bieker..................  52    Executive Vice President and Chief Operating Officer
Lee Chee Ming.......................  49    Executive Vice President and Managing Director, Southeast
                                              Asian Operations
David L. Morash.....................  52    Executive Vice President and Chief Financial Officer
Robert Zabaronick...................  51    Sr. Vice President -- Human Resources
Calvin Branch.......................  48    Vice President, Marketing
John G. Brewer......................  45    Vice President, Logistics and Information Technology
Seth S. Goldman.....................  40    Vice President, Finance, Controller and Secretary
Harold G. Hambrice..................  54    Vice President, Technology Development
Robert C. Hatch.....................  35    Vice President and General Manager, Scientific Business
William R. LaRue....................  46    Vice President and Treasurer
Jeffrey A. Martin...................  46    Vice President, Sales
William C. Miller...................  60    Vice President and General Counsel
Hans R. Sleeuwenhoek................  38    Vice President and General Manager, International
                                              Business
Wava Truscott, Ph.D.................  48    Vice President, Scientific Affairs
Richard J. Witmeyer, Ph.D...........  49    Vice President, Technical Affairs

     Mr. Bieker joined the Company in December 1997 as Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company, Mr. Bieker served from 1989 through 1997 as the President, Chief Executive Officer and Chairman of the Board of Sanofi Diagnostics Pasteur, Inc., a $100 million division of Sanofi, S.A., a French healthcare company. Mr. Bieker holds a B.A. degree from the University of Minnesota with a concentration in pre-medicine, economics, law and business.

     Mr. Lee has been the Executive Vice President and Managing Director, Southeast Asian Operations of the Company since February 1998. From November 1996 to February 1998, Mr. Lee served as the Managing Director, Southeast Asian Operations. From 1988 to November 1996, Mr. Lee served as the Managing Director of Safeskin Corporation (Malaysia) Sdn. Bhd., the Company's manufacturing subsidiary. From 1985 through 1988, Mr. Lee was the Managing Director of Dynacraft (Malaysia) Sdn. Bhd., a subsidiary of National Semiconductor Corporation. Mr. Lee holds an M.S. degree in management from the Asian Institute of Management, The Philippines.

     Mr. Morash has been the Executive Vice President and Chief Financial Officer of the Company since August 1994. Formerly, as Managing Director, he helped found Bedford Management Group, Inc. in 1992, a twenty member consulting firm specializing in advising clients on financial, marketing and human resource issues. From 1990 to 1992, Mr. Morash was Executive Vice President, Chief Financial Officer of H.B.S.A. Industries, a department store fixture and construction firm. His prior experience includes the positions of Vice President, Treasurer of Merrill Lynch Realty, a publicly traded residential real estate and relocation management firm, and Vice President, Business Investment of Primerica Corporation (now Travelers Group, Inc.), a diversified financial services company. Mr. Morash holds a B.A. in economics from Columbia College and an M.B.A. in finance from the Columbia Graduate School of Business.

     Mr. Zabaronick was named Senior Vice President, Human Resources in December 1997. Mr. Zabaronick served as Vice President, Human Resources for Encad, Inc. from January 1997 to November 1997, and held the same position at Brooktree Corporation from July 1987 to January 1997. Mr. Zabaronick holds a B.A. degree in history and education from Franklin College and a M.B.A. degree from Southern Illinois University.

     Mr. Branch joined the Company in February 1998 as Vice President, Marketing. From June 1997 to February 1998, Mr. Branch served as President of the Paradime Leadership Group, a consulting firm which he founded, which specialized in advising companies on operations issues. While at Paradime Leadership Group, Mr. Branch served as a consultant to the Company. He was a sales and marketing executive for Chromium Graphics, a printing technology company from April 1996 to February 1997, and served in the same capacity for Upper Deck Company from June 1994 to January 1996. Mr. Branch served as a sales and marketing executive for Coca-Cola Foods, a $1.5 billion subsidiary of The Coca-Cola Company from March 1985 to May 1994. Mr. Branch holds a B.A. degree in political science from North Carolina Central University.

     Mr. Brewer has served as Vice President, Logistics and Information Technology of the Company since October 1996. He served as Vice President, Logistics of the Company between April 1996 and October 1996. Between February 1994 and April 1996, Mr. Brewer served as the Chief Financial Officer of The Masters Alliance, Inc., a remodeling and property management company and served as a Supply Chain Manager for Nestle USA, Inc., a conglomerate, from August 1991 and February 1994. Mr. Brewer holds a B.S. in accounting from the University of Tennessee.

     Mr. Goldman has served as Vice President of Finance since April 1996, as Secretary since May 1996, and as Controller of the Company since August 1991. Mr. Goldman was previously employed by Coopers & Lybrand L.L.P. and became a certified public accountant in 1980. He holds a B.B.A. degree in accounting from Florida Atlantic University.

     Mr. Hambrice joined the Company in January 1997 as Vice President, Technology Development. Mr. Hambrice was previously employed by Baxter Healthcare Corporation ("Baxter"), a manufacturer of medical products, from 1976 through December 1996 during which time he held a variety of positions. Most recently Mr. Hambrice served as Vice President and General Manager of Baxter's manufacturing plant in Penang, Malaysia where he was responsible for the medical and scientific glove manufacturing operations. He holds a B.S. in accounting and business administration from Ouachita University.

     Mr. Hatch joined the Company in February 1998 as Vice President and General Manager, Scientific Business upon the Company's acquisition of AQL, a California-based marketer of glove products for the high technology and scientific markets. Prior to joining the Company, Mr. Hatch served as President of AQL, a company he founded in September 1992. He holds a B.S. degree in political economics from the University of California at Berkeley.

     Mr. LaRue has served as Vice President and Treasurer of the Company since June 1997 and as Treasurer of the Company since January 1997. Between January 1993 and January 1997, he was Treasurer of GDE Systems, Inc., a defense electronics company. From March 1992 to January 1993, Mr. LaRue was a principal of Fredericks, Shield & Co., an investment banking firm specializing in debt and equity recapitalizations and merger and acquisition financing. Prior to March 1992, Mr. LaRue served as Vice President -- Finance and Chief Financial Officer of AMCON Corporation, a wholesale distribution company, and has served as a Vice President of Bank of America, a financial services company. He holds a B.S. degree in business administration and an M.B.A. in finance from the University of Southern California.

     Mr. Martin has served as Vice President, Sales since February 1998. He served as Vice President, Marketing and Business Development from October 1996 to February 1998 and as Vice President, Marketing between March 1994 and October 1996. He was Southeast Regional Sales Manager for the Company from April 1993 through August 1993 when he became Regional Vice President, Sales, Southeast Region. From 1986 through 1993, Mr. Martin served in a variety of management and sales positions with James River Corporation and its successor, Regent Hospital Products Ltd. Mr. Martin holds a B.S. degree in engineering from the Georgia Institute of Technology.

     Mr. Miller joined the Company in September 1996 as Vice President and General Counsel of the Company. From September 1995 to September 1996 he served as Vice President and General Counsel of Gen-Probe Incorporated, a manufacturer of medical diagnostic tests. He served in the same positions for Collagen Corporation, a publicly traded biomedical device company, between October 1992 and September 1995. Mr. Miller was the Vice President, General Counsel and Secretary of Boehringer Mannheim Corporation, a manufacturer of medical supplies and instruments, between 1985 and October 1992. He holds a B.A. degree in journalism from Washington and Lee University, an LL.B. from Washington and Lee Law School, an LL.M. in comparative law from New York University and has completed the Advanced Management Program at Harvard Business School.

     Mr. Sleeuwenhoek has served as Vice President and General Manger, International Business since February 1998 and as General Manager, International Business since September 1997. Mr. Sleeuwenhoek joined the Company in March 1997 upon the Company's acquisition of Tactyl Technologies, Inc. ("Tactyl") and continued to serve as Tactyl's General Manager until September 1997. From September 1994 to March 1997 he served as President and Chief Executive Officer of Tactyl. He served in the same positions for Mediscon, B.V., a Netherlands company which specializes in the distribution of medical devices and medical disposables, from February 1994 to September 1994. Mr. Sleeuwenhoek was an Executive Vice President, and later President, of Interlander Spreigroup B.V., a direct marketing company, from February 1990 to February 1994. He holds a B.A. degree in international business administration from the American College in Paris.

     Dr. Truscott has served as Vice President, Scientific Affairs since September 1993. Between July 1993 and September 1993, she served as the Company's Director of Scientific Affairs. She served as the Director of Regulatory Affairs, Pharmaceutical Division, for Baxter between January 1991 and July 1993. Dr. Truscott holds a B.S. in botany from Brigham Young University, an M.B.A. from the University of La Verne and a Ph.D. in comparative pathology from the University of California at Davis.

     Dr. Witmeyer joined the Company in June 1995 as Vice President, Technical Affairs. In May 1995, he served as the Executive Vice President and Chief Operating Officer of BioBarrier, Inc., a manufacturer of examination gloves. Between September 1992 and April 1995, he was the Vice President of Technical Affairs for Standard Textile Company, Inc., a healthcare textile company. Dr. Witmeyer served as the Vice President, Scientific Affairs, for Regent Hospital Products, Ltd./London International U.S. Holdings between April 1990 and September 1992. He holds a B.S. and an M.S. degree in chemical engineering from Lehigh University, an M.B.A. from Georgia State University and a Ph.D. in materials engineering from North Carolina State University.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1998, the Company acquired AQL for approximately $7 million plus certain contingent payments based upon the performance of the Company's scientific business unit. Mr. Hatch, an executive officer of the Company, founded AQL and served as its President until it was acquired by the Company. At the time AQL was acquired by the Company, Mr. Hatch owned 92% of the outstanding shares of AQL. During 1997, AQL advanced the sum of $102,000 to Mr. Hatch in connection with Mr. Hatch's purchase of certain real estate. The loan bore interest at a rate of eight percent per annum. The loan was fully repaid, including both principal and interest, in March 1998.

     Mr. Shecter, a director of the Company, is a senior partner at Morgan, Lewis & Bockius LLP which served as the Company's outside counsel during 1997.

                16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons owning more than 10% of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership of the Company's equity securities. During the year ended December 31, 1997, Mr. Robert Zabaronick, Mr. Harold Hambrice, Mr. William LaRue and Mr. Terrance J. Bieker filed the initial statement of beneficial ownership after the due date. During the year ended December 31, 1997, Mr. Shecter did not include one reportable transaction in a timely-filed statement of beneficial ownership.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP was approved by the Board of Directors, on October 6, 1997, as the Company's independent public accountants for the year ended December 31, 1997 and will continue as the Company's independent public accountants for the current year. Deloitte & Touche LLP replaced Coopers & Lybrand LLP. ("Coopers & Lybrand") which had previously audited the accounts of the Company.

     A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

     On September 30, 1997, the Company dismissed Coopers & Lybrand LLP as the Company's independent public accountants and auditors, a capacity in which that firm had served for several years. The decision to change the Company's accountants and auditors was approved by the Company's Audit Committee and Board of Directors at meetings held on September 4, 1997.

     During the two fiscal years ended December 31, 1997 and the subsequent period through September 30, 1997, the date on which Coopers & Lybrand was dismissed as the Company's independent public accountants and auditors, there were no disagreements between the Company and Coopers & Lybrand on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Coopers & Lybrand's satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. In addition, Coopers & Lybrand's reports on the Company's financial statements for the most recent two fiscal years contained no adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

                              FINANCIAL STATEMENTS

     The annual report of the Company for the year ended December 31, 1997 is enclosed with this Proxy Statement.

                              GENERAL INFORMATION

     Other Matters. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

     Deadline for Shareholder Proposals. Proposals by holders of the Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than December 7, 1998. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers and regular employees of the Company. The entire cost of solicitation will be borne by the Company.

                                          By Order of the Board of Directors,

                                          Seth S. Goldman,
                                          Secretary

April 6, 1998

                                                                     APPENDIX A

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              SAFESKIN CORPORATION

                             12671 HIGH BLUFF DRIVE

                           SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111

                  The undersigned hereby appoints Richard Jaffe with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of Common Stock of Safeskin Corporation held of record by the undersigned on March 18, 1998, at the Annual Meeting of Shareholders to be held on May 6, 1998 and at any adjournment thereof.

1.       ELECTION OF DIRECTORS

   /  / FOR all nominees listed below     /  / WITHHOLD AUTHORITY to vote
        (except as marked to the               for all nominees listed below
        contrary below)

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

         IRVING JAFFE           NEIL K. BRAVERMAN               RICHARD JAFFE
         CAM L. GARNER          HOWARD L. SHECTER               JOSEPH STEMLER

2. APPROVAL OF THE GRANT OF 1,200,000 PERFORMANCE STOCK OPTIONS TO THE COMPANY'S CHIEF EXECUTIVE OFFICER

         /  / FOR approval of the Grant      /  / AGAINST approval of the Grant

3. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

Dated: _____________________________

                                           -------------------------------------
                                           Signature

                                           -------------------------------------
                                           Signature if held jointly

                                           Please sign exactly as name
                                           appears to the left. When
                                           shares are held by joint
                                           tenants, both should sign.
                                           When signing as attorney,
                                           executor, administrator,
                                           trustee or guardian, please
                                           give full title as such. If
                                           a corporation, please sign
                                           in full corporate name by
                                           president or other
                                           authorized officer. If a
                                           partnership, please sign in
                                           partnership name by
                                           authorized person.



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                                                     Appendix A

                              SAFESKIN CORPORATION

                             CHIEF EXECUTIVE OFFICER
                               PERFORMANCE OPTION

SECTION 1.  PURPOSE; GRANT OF OPTION

         The purpose of the Safeskin Corporation Chief Executive Officer Performance Option is to give the Chief Executive Officer of Safeskin Corporation (the "Company"), Richard Jaffe, an incentive to work toward increasing substantially the value of the Company's Common Stock.

         The Company hereby grants to Richard Jaffe an option (the "Option") to purchase 1,200,000 shares of Common Stock of the Company on the terms described herein, subject to approval by the shareholders of the Company. The Option shall be effective as of the conclusion of the 1998 annual meeting of the Company's shareholders if the shareholders approve the Option grant at that meeting. If the shareholders do not approve the Option grant, the Option will be void and of no effect.

SECTION 2.  DEFINITIONS

         For the purposes of this Agreement, the following terms shall be defined as set forth below:

         a.       "BOARD" means the Board of Directors of the Company.

         b. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         c. "COMMITTEE" means the Committee designated by the Board to administer this Agreement.

         d. "COMPANY" means Safeskin Corporation, its subsidiaries or any successor organization.

         e. "DISABILITY" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         f. "EARLY RETIREMENT" means retirement from active employment with the Company pursuant to the early retirement procedures of the Company.

         g. "EFFECTIVE DATE" means the conclusion of the 1998 annual meeting of the Company's shareholders.

         h. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         i. "FAIR MARKET VALUE" means, if there is a public market for the Stock and the Stock is registered under the Exchange Act, the per share value of the Stock as of any given date, as determined by reference to the price of the last traded share of Stock on the over-the- counter market, as reported by the Nasdaq National Market ("Nasdaq") for such date or the next preceding date that Stock was traded on such market, or, in the event the Stock is listed on a stock exchange, the closing price per share of Stock as reported on such exchange for such date. If the Stock is not traded on Nasdaq or an exchange, Fair Market Value shall mean the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time.

         j. "NORMAL RETIREMENT" means retirement from active employment with the Company pursuant to the normal retirement procedures of the Company.

         k. "PARTICIPANT" means the Chief Executive Officer of the Company, Richard Jaffe.

         l. "PERFORMANCE PERIOD" means the period beginning on the Effective Date during which the Fair Market Value of the Stock must attain a specified level in order for a Tranche of the Option to become exercisable pursuant to Section 5(b).

         m.       "RETIREMENT" means Normal or Early Retirement.

         n.       "SECURITIES ACT" means the Securities Act of 1933, as amended.

         o. "STOCK" means the Common Stock of the Company, par value $.01 per share.

         p. "STOCK OPTION" or "OPTION" means the option to purchase shares of Stock granted pursuant to this Agreement.

         q. "TRANCHE," "FIRST TRANCHE," "SECOND TRANCHE," and "THIRD TRANCHE" shall have the meanings given those terms in Section 5(a).

         In addition, the terms "CHANGE IN CONTROL," "POTENTIAL CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" shall have meanings set forth, respectively, in Sections 6(b), (c) and (d) below.

SECTION 3.  ADMINISTRATION

         This Agreement shall be administered by a Committee designated by the Board consisting of not less than two members of the Board who may be "outside directors" under section 162(m) of the Code and "non-employee directors" under Rule 16b-3 of the Exchange Act. The Committee shall, subject to the limitations and terms of this Agreement, have the authority to determine the terms and conditions, not inconsistent with the terms of this Agreement, of the Option and to amend the terms of the Option (with the consent of the Participant) to reflect terms not otherwise inconsistent with this Agreement.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Agreement as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Agreement and the Option (and any agreements relating thereto); and to otherwise supervise the administration of this Agreement. All decisions made by the Committee pursuant to the provisions of this Agreement shall be final and binding on all persons, including the Company and the Participant.

SECTION 4.  STOCK SUBJECT TO THIS AGREEMENT

         (a) Subject to adjustment pursuant to Section 4(b) below, the aggregate number of shares of Stock that may be issued under this Agreement to the Participant is 1,200,000 shares. Such shares may be authorized but unissued shares or reacquired shares.

         (b) If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of the Option, the Committee shall preserve the value of the outstanding Option by adjusting the maximum number and class of shares issuable under this Agreement to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to the Option and the Option price, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

SECTION 5.  TERMS OF STOCK OPTION

         The Stock Option shall be a nonqualified stock option (and not an incentive stock option under Section 422 of the Code). The Stock Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Agreement, as the Committee shall deem appropriate:

         (a) OPTION PRICE. The option price per share of Stock subject to the Stock Option shall be determined as follows:

                  (i) With respect to 400,000 shares (the "First Tranche"), the Option price is $32.50 per share.

                  (ii) With respect to an additional 400,000 shares (the "Second Tranche"), the Option price is $40.00 per share.

                  (iii) With respect to an additional 400,000 shares (the "Third Tranche"), the Option price is $50.00 per share.

                  (iv) Notwithstanding the foregoing, if, on the Effective Date, the Fair Market Value of a share of Stock equals or exceeds any of the Option prices described above, that Tranche of the Option will have an Option price equal to the Fair Market Value of the Stock on the Effective Date.

         (b) EXERCISABILITY. The Stock Option shall become exercisable if and when the Fair Market Value of the Stock attains each of the following price goals during the applicable Performance Period and if the Participant is then employed by the Company:

                  (i) The First Tranche will become exercisable if and when the Fair Market Value of the Stock attains $32.50 during the Performance Period beginning on the Effective Date and ending on December 31, 1999.

                  (ii) The Second Tranche will become exercisable if and when the Fair Market Value of the Stock attains $40.00 during the Performance Period beginning on the Effective Date and ending on December 31, 2000.

                  (iii) The Third Tranche will become exercisable if and when the Fair Market Value of the Stock attains $50.00 during the Performance Period beginning on the Effective Date and ending on December 31, 2001.

                  (iv) Notwithstanding the foregoing, if the Fair Market Value of the Stock on the Effective Date equals or exceeds any of the price goals described above, that Tranche of the Option shall be fully exercisable as of the Effective Date.

                  If any of the foregoing Tranches fails to become exercisable during the applicable Performance Period, that Tranche of the Option shall terminate at the end of the Performance Period.

                  For purposes of this Agreement, the Participant shall be considered to be employed by the Company as long as he is an employee of the Company or a member of the Board.

         (c) OPTION TERM. The term of the Stock Option shall be ten years from the Effective Date. The Option may not be exercised by any person after expiration of the Option term.

         (d) METHOD OF EXERCISE. After the Stock Option becomes exercisable, the exercisable portion of the Stock Option may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Committee may accept. Payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (based on the Fair Market Value of the Stock so tendered as of the date the Option is exercised, as determined by the Committee). If payment of the Option price is made in whole or in part in the form of unrestricted Stock already owned by the Participant, the Company may require that the Stock have been owned by the Participant for a minimum period of time specified by the Committee.

                  The Participant shall not have any rights to dividends or other rights of a shareholder with respect to shares subject to the Option until such time as Stock is issued upon exercise of the Option in accordance with this Agreement.

         (e) NON-TRANSFERABILITY OF OPTIONS. Except as provided below, the Stock Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and the Stock Option shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Participant may transfer the Stock Option to family members, a trust established for the benefit of such family members or other persons or entities according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of the Stock Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

                  Upon a transfer by will or by the laws of descent or distribution, or a transfer to a family member or entity as described above, the person to whom the Option is transfered shall have the right to exercise the Option in accordance with this Agreement. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         (f) TERMINATION BY REASON OF DEATH. Unless the Committee determines otherwise, if the Participant's employment by the Company terminates by reason of death, any portion of the Stock Option held by the Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

         (g) TERMINATION BY REASON OF DISABILITY. Unless the Committee determines otherwise, if the Participant's employment by the Company terminates by reason of Disability, any portion of the Stock Option held by the Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year from the date of such termination of employment or until the expiration of the stated term of the Stock Option, whichever period is shorter; provided, however, that, if the Participant dies within such one-year period (or such shorter period as the Committee shall specify at grant), the unexercised Stock Option held by the Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

         (h) TERMINATION BY REASON OF RETIREMENT. Unless the Committee determines otherwise, if the Participant's employment by the Company terminates by reason of Normal or Early Retirement, any portion of the Stock Option held by the Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days from the date of such termination of employment or the expiration of the stated term of the Stock Option, whichever period is shorter; provided, however, that, if the Participant dies within such 90-day period, any unexercised portion of the Stock Option held by the Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

         (i) INVOLUNTARY TERMINATION. Unless the Committee determines otherwise, if the Company involuntarily terminates the Participant's employment without cause (as determined by the Committee), any portion of the Stock Option held by the Participant may be exercised by the Participant, to the extent that it was exercisable at the time of such termination of employment or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days from the date of termination of employment or the expiration of the stated term of the Stock Option, whichever period is shorter; provided, however, that if the Participant dies within such 90-day period, any unexercised portion of the Stock Option held by the Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

         (j) OTHER TERMINATION. Unless the Committee determines otherwise, if the Participant's employment by the Company terminates for any reason other than death, Disability, Normal or Early Retirement, or involuntary termination without cause, the Stock Option shall thereupon terminate.

         (k) FORFEITURE OF OPTION UPON TERMINATION OF EMPLOYMENT. Except as described above, any portion of the Option that is not exercisable at the date of the Participant's termination of employment shall immediately terminate.

         (l) CASHLESS EXERCISE. To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of an Option. The cashless exercise shall be effected by the Participant delivering to a registered securities broker designated by the Company instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith. The Committee may permit the Participant to pay any applicable withholding taxes by delivering a sufficient number of previously-owned shares of Stock to the Company to satisfy such taxes or, upon the Participant's request, by having the Company withhold the number of shares of Stock obtainable on the exercise of the Option which when valued at Fair Market Value (determined as of the day preceding the date of exercise) is equivalent to the minimum required withholding taxes due.




SECTION 6.  CHANGE IN CONTROL PROVISIONS

         (a)      IMPACT OF EVENT.  In the event of:

                  (x) A "Change in Control" as defined in Section 6(b), unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Change in Control, or

                  (y) A "Potential Change in Control" as defined in Section 6(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

                  (i) The outstanding Option shall become fully exercisable (with no change in the Option price).

                  (ii) The Committee may determine that the value of the outstanding Option shall be cashed out on the basis of the "Change in Control Price" as defined in
                           Section 6(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                  (iii) Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, any unexercised portion of the outstanding Option shall be assumed by, or replaced with a comparable option by, the surviving corporation.

                  (iv) Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control or Potential Change in Control, the Committee shall not have the right to take any actions described in this Agreement (including without limitation actions described in paragraph (iii) above) that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change in Control. In addition, notwithstanding anything in this Agreement to the contrary, if and to the extent that any amendment to this Agreement would make a Change in Control ineligible for pooling of interests accounting treatment and the Company intends to use such treatment with respect to the Change in Control, such amendment shall not be effective and this Agreement shall be administered as if that amendment had not been adopted.

         (b) DEFINITION OF "CHANGE IN CONTROL". For purposes of this Agreement, a "Change in Control" means the happening of any of the following:

                  (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, an "affiliate" (as defined in Rule 12b-2 under the Exchange Act) of the Company immediately prior to its initial public offering or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;



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



                  (ii) The occurrence of any transaction or event relating to the Company that is required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act;

                  (iii) When, during any period of two consecutive years during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason other than death to constitute at least a two-thirds majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 6(b) (iii)); or

                  (iv) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company or substantially all of its assets by an entity other than the Company through purchase, by merger, or otherwise.

         (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of this Agreement, a "Potential Change in Control" means the happening of any one of the following:

                  (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 6(b); or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group other than the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Agreement.

         (d) DEFINITION OF CHANGE IN CONTROL PRICE. For purposes of this Agreement, "Change in Control Price" means the highest bid price per share paid in any transaction as reported by Nasdaq or quoted on a national securities exchange, or the highest price paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company, at any time during the preceding sixty-day period as determined by the Committee.

SECTION 7.  AMENDMENTS AND TERMINATION

         The Board may amend, alter or discontinue this Agreement at any time and from time to time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of the Participant under the Stock Option, without the Participant's consent, and no amendment, alteration or discontinuation that would require shareholder approval under Section 162(m) of the Code shall be made without the approval of the Company's shareholders.

         The Committee may amend the terms of the Stock Option, prospectively or retroactively, but no such amendment shall impair the rights of the Participant without the Participant's consent. Subject to the above provisions, the Board shall have broad authority to amend this Agreement to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 8.  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing shares pursuant to the Stock Option to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

                  All certificates for shares of Stock or other securities delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) This Agreement is intended to constitute an "unfunded" agreement for incentive compensation. With respect to any payments not yet made to the Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

         (c) Nothing contained in this Agreement shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) The adoption of this Agreement shall not confer upon the Participant any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate its relationship with the Participant at any time.

         (e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to the Stock Option, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is subject to the Option. The obligations of the Company under this Agreement shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (f) The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the state of Florida, without giving effect to the principles of conflicts of law thereof.

         (g) Any notice to the Company provided for in this Agreement shall be addressed to it in care of the Executive Vice President and Chief Financial Officer of the Company, Safeskin Corporation, 12671 High Bluff Drive, San Diego, California 92130 and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll of the Company,or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 9.        EFFECTIVE DATE AND TERM OF AGREEMENT

         This Agreement shall be effective as of the Effective Date, subject to approval by the Company's shareholders.

         WITNESS the following signatures:


                                          SAFESKIN CORPORATION



                                          By:
-------------------------                    ----------------------------------
Date

I hereby accept the Option according to the terms described in the foregoing Agreement, subject to shareholder approval of the Option.



Date
-------------------------                 -------------------------------------
                                          Richard Jaffe